THE SHARES REPRESENTED BY THIS STOCK AWARD AGREEMENT ARE ISSUED ON JUNE 29, 2012, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER SUCH ACT OR LAWS OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

ZAZA ENERGY CORPORATION
STOCK AWARD AGREEMENT

THIS STOCK AWARD AGREEMENT (this “Agreement”) is made and entered into as of June 29, 2012 (the “Date of Grant”),  by and between BLACKSTONE OIL & GAS, LLC, a Texas limited liability company (“Blackstone”), OMEGA ENERGY LLC (“Omega”), LARA ENERGY INC. (“Lara”, with each of Blackstone, Omega and Lara referred to individually as a “Grantor” and referred to collective as “Grantors”), and [NAME OF SERVICE PROVIDER] (“Grantee”) to evidence the grant, transfer and award of the Stock, as defined below, made by Grantors to Grantee.

1.

Grant of Stock.  Subject to the terms and conditions of this Agreement, (i) Blackstone hereby grants, transfers and awards to Grantee, and Grantee hereby accepts from Blackstone, [NUMBER OF SHARES] shares of Common Stock, par value $0.01 per share (“Common Stock”), of ZaZa Energy Corporation, a Delaware corporation (the “Company”), (ii) Omega hereby grants, transfers and awards to Grantee, and Grantee hereby accepts from Omega, [NUMBER OF SHARES] shares of Common Stock, and (iii) Lara hereby grants, transfers and awards to Grantee, and Grantee hereby accepts from Lara, [NUMBER OF SHARES] shares of Common Stock, for an aggregate grant from the Grantors of [AGGREGATE NUMBER OF SHARES] (25,000) shares of Common Stock to Grantee,  which shares of Common Stock are fully vested as of the date hereof, subject to the restrictions set forth in this Agreement (such shares, collectively, the “Stock”).

2.	Legends.
(a)

During any period in which the Company does not have in place an effective registration statement on Form S-8 or other available form permitted by the U.S. Securities and Exchange Commission registering the resale of the Stock by Grantee, any certificate or certificates representing the Stock shall bear a legend substantially similar to the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER SUCH ACT OR LAWS OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b)	In addition, any certificate or certificates representing the Stock shall bear a legend substantially similar to the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND VOTING AND OTHER ARRANGEMENTS SET FORTH IN A STOCKHOLDERS’ AGREEMENT, DATED AS OF AUGUST 9, 2011, AS AMENDED FROM TIME TO TIME.  A COPY OF SUCH STOCKHOLDERS’ AGREEMENT HAS BEEN FILED AT THE PRINCIPAL OFFICE OF THE COMPANY AND IS AVAILABLE UPON WRITTEN REQUEST FROM THE COMPANY WITHOUT CHARGE.  THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED, HYPOTHECATED, MORTGAGED, OR OTHERWISE DISPOSED OF, EITHER VOLUNTARILY OR INVOLUNTARILY, EXCEPT AS PERMITTED BY SUCH STOCKHOLDERS’ AGREEMENT.

(c)

Compliance with Laws. The grant of the Stock pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Grantors shall not be obligated to grant the Stock pursuant to this Agreement if any such grant would violate any such requirements.

(d)

Withholding of Taxes.    Grantee hereby acknowledges and agrees that the Company shall have the power and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind which the Company, in its sole discretion, deems necessary to be withheld from or remitted by Grantee to comply with the Internal Revenue Code of 1986, as amended (the “Code”), and/or any other applicable law, rule or regulation with respect to the Stock, and if Grantee fails to do so, the Company may otherwise refuse to issue or transfer any Stock otherwise required to be issued or transferred pursuant to this Agreement.  Any statutorily required withholding obligation with regard to Grantee may be satisfied by reducing the amount of cash and/or shares of Stock otherwise deliverable to Grantee hereunder.

(e)

No Guaranty of Tax Consequences.   Grantee shall be solely responsible and liable for any tax consequences (including, but not limited to, any interest or penalties) as a result of the Stock awarded hereunder.  No Grantor nor the Company (a) makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person with respect to the Stock, nor (b) assumes any liability or obligation whatsoever for the tax consequences to Grantee of the Stock.

(f)

Grantee’s Acceptance.  The grant of the Stock to Grantee under this Agreement is conditioned upon (a) Grantee’s execution of this Agreement and the delivery of such document by Grantee to Grantors no later than ten  (10) days after the Date of Grant; and (b)  Grantee’s execution of a Joinder Agreement to that certain Stockholders’ Agreement, dated as of August 9, 2011, by and among the Company and its stockholders (the “Stockholders’

            2

Agreement”), in substantially the form of such Joinder Agreement attached hereto as Exhibit A, and the delivery of such Joinder Agreement by Grantee to the Company no later than ten (10) days after the Date of Grant.

(g)

Entire Agreement; Amendment.   This Agreement, together with all Exhibits hereto, contains the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements or understandings, whether written or oral, between the parties relating to such subject matter.  This Agreement may not be modified or amended, except by a writing signed by Grantors and Grantee.

(h)

Binding Effect; Assignment; Third Party Beneficiaries.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by each of the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators, trustees, and legal and personal representatives, as applicable.  Grantee shall not assign this Agreement, or any right or in interest herein, without the prior express written consent of Grantors.    Except as otherwise expressly set forth in this Agreement, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not party to this Agreement.

(i)

Notices.  All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by hand or by facsimile (with a written or electronic confirmation of delivery), if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day, in each case to the intended recipient as set forth below:

(i)	if to Grantors, to:

Blackstone Oil & Gas LLC

Omega Energy LLC

Lara Energy Inc .
1301 McKinney Street, Suite 2850

Houston, Texas 77010
Attn: Todd Brooks, Gaston Kearby and John Hearn
Facsimile: (713) 595-1919

(ii)	if to Grantee, to the address specified on the signature page hereto.
(iii)	if to the Company, to:

ZaZa Energy Corporation

1301 McKinney Street, Suite 2850

Houston, Texas 77010
Attn: Chief Financial Officer
Facsimile: (713) 595-1919

                        with a copy (which shall not constitute notice) to:

Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attn:  W. Mark Young

Facsimile:  (713) 238-7111

(iv)

Governing Law.   All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

(v)

Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(vi)	Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement
(vii)

Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate the transactions contemplated hereunder.

(viii)

Counterparts; Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same document.    Any facsimile or electronically transmitted copies hereof or signatures hereon shall be deemed originals for all purposes.

 [Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned parties have executed this Stock Award Agreement as of the Date of Grant.

GRANTORS:

BLACKSTONE OIL & GAS, LLC

By:  ________________________________
Name:  Todd Alan Brooks
Title:    President

OMEGA ENERGY LLC

By:  ________________________________
Name:  Gaston Kearby
Title:    President

LARA ENERGY INC.

By:  ________________________________
Name:  John Hearn
Title:    President

GRANTEE:

By:  _________________________________
Name:  [GRANTEE NAME]

Address for Notices:

_____________________________________
_____________________________________
_____________________________________
Facsimile:  ___________________________

[Signature Page to Restricted Stock Award Agreement]

For purposes of Section  4 only:

COMPANY:

ZAZA ENERGY CORPORATION

By:  ______________________________
Name:  ___________________________
Title:  ____________________________

[Signature Page to Restricted Stock Award Agreement]